UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 10, 2015

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry Into a Material Definitive Agreement.

Equity Purchase Agreement

On February 10, 2015, Jones Energy, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”), by and among the Company, certain affiliates of Magnetar Capital LLC (“Magnetar”) and certain affiliates of GSO Capital Partners LP (“GSO” and, together with Magnetar, the “Equity Purchasers”), providing for the purchase and sale of 4,761,905 shares of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”), at a purchase price of $10.50 per share.

The material terms of the Equity Purchase Agreement are described in the prospectus supplement, dated February 10, 2015, filed by the Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Class A Common Stock sold pursuant to the Equity Purchase Agreement is registered with the Commission pursuant to a Registration Statement on Form S-3, as amended (File No. 333-197809) (the “Registration Statement”).

The Equity Purchase Agreement contains customary representations, warranties and agreements of the Company, and customary conditions to closing, obligations of the parties and termination provisions. The Company and the Equity Purchasers have agreed to indemnify each other against certain liabilities. The transactions contemplated by the Equity Purchase Agreement are expected to close on or about February 23, 2015. Barclays Capital Inc. served as the placement agent under the Equity Purchase Agreement.

The foregoing description of the Equity Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Purchase Agreement, which is filed with this Current Report on Form 8-K (this “Report”) as Exhibit 1.1 and is incorporated herein by reference.

Note Purchase Agreement

On February 10, 2015, Jones Energy Holdings, LLC (“JEH LLC”), Jones Energy Finance Corp. (the “Co-Issuer” and together with JEH LLC, the “Issuers”), the Company and JEH LLC’s material subsidiaries, other than the Co-Issuer (together with the Company, the “Guarantors”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain affiliates of Magnetar and GSO (the “Note Purchasers”), pursuant to which the Issuers agreed to sell $250,000,000 in aggregate principal amount of the Issuers’ 9.25% Senior Notes due 2023 (the “2023 Notes”). The 2023 Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act.

The Note Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Note Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The transactions contemplated by the Note Purchase Agreement are expected to close on or about February 23, 2015. Barclays Capital Inc. served as the placement agent under the Note Purchase Agreement.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed with this Report as Exhibit 1.2 and is incorporated herein by reference.

Underwriting Agreement

On February 11, 2015, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and JEH LLC, on the one hand, and Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), on the other hand, providing for the offer and sale by the Company (the “Offering”), and purchase by the Underwriters, of 7,500,000 shares (the “Shares”) of Class A Common Stock, at a price to the public of $10.25 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,125,000 shares of Class A Common Stock, on the same terms.

The material terms of the Offering are described in the prospectus supplement, dated February 11, 2015 (the “Public Offering Prospectus”), filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act. The Offering is registered with the Commission pursuant to the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and JEH LLC, and customary conditions to closing, obligations of the parties and termination provisions. The Company and JEH LLC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on February 17, 2015. The Company expects to receive net proceeds from the Offering (net of underwriting discounts and commissions and estimated offering expenses) of approximately $72.4 million. The Company will contribute the net proceeds from the sale of the Shares to JEH LLC in exchange for units of JEH LLC.  JEH LLC intends to use those net proceeds to repay outstanding borrowings under its senior secured revolving credit facility.

As more fully described under the caption “Underwriting (Conflicts of Interest)” in the Public Offering Prospectus, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory and other services for the Company and its respective affiliates from time to time in the ordinary course of their business for which they have received customary fees and reimbursement of expenses. An affiliate of each of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Capital One Securities, Inc., and SunTrust Robinson Humphrey, Inc. are lenders under the Company’s senior secured revolving credit facility, and will receive its pro rata portion of the proceeds from the Offering used to repay amounts outstanding under the senior secured revolving credit facility.

The foregoing description and the description contained in the Public Offering Prospectus are incomplete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.3 to this Report and incorporated in this Item 1.01 by reference.

Item 8.01.             Other Events

Private Placement of Senior Notes and Registered Direct Offering of Common Stock

On February 10, 2015, the Company announced that it has entered into the Equity Purchase Agreement and the Note Purchase Agreement. Copies of the press releases announcing the private placement of the 2023 Notes and the announcement and pricing of the registered direct offering of Class A Common Stock are attached as Exhibits 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, to this Report.

Equity Offering

On February 11, 2015, the Partnership issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.4 to this Report.

Item 9.01.             Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
1.1	Equity Purchase Agreement, dated February 10, 2015, by and among Jones Energy, Inc. and the purchasers party thereto.
1.2	Note Purchase Agreement, dated February 10, 2015, by and among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and the purchasers party thereto.
1.3

Underwriting Agreement, dated February 11, 2015, by and among Jones Energy, Inc. and Jones Energy Holdings, LLC, on the one hand, and Barclays Capital, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, on the other hand.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered (Equity Offering)
5.2	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered (Registered Direct Offering of Class A Common Stock)
8.1	Opinion of Baker Botts L.L.P. relating to tax matters (Equity Offering)
8.2	Opinion of Baker Botts L.L.P. relating to tax matters (Registered Direct Offering of Class A Common Stock)
99.1	Press release, dated February 10, 2015 (Private Placement of 2023 Notes)
99.2	Press release, dated February 10, 2015 (Registered Direct Offering of Class A Common Stock)
99.3	Press release, dated February 11, 2015 (Pricing of Registered Direct Offering of Class A Common Stock)
99.4	Press release, dated February 11, 2015 (Pricing of Equity Offering)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2015

JONES ENERGY, INC.

	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Equity Purchase Agreement, dated February 10, 2015, by and among Jones Energy, Inc. and the purchasers party thereto.
1.2	Note Purchase Agreement, dated February 10, 2015, by and among Jones Energy Holdings, LLC, Jones Energy Finance Corp., the Guarantors named therein and the purchasers party thereto.
1.3

Underwriting Agreement, dated February 11, 2015, by and among Jones Energy, Inc. and Jones Energy Holdings, LLC, on the one hand, and Barclays Capital, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, on the other hand.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered (Equity Offering)
5.2	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered (Registered Direct Offering of Class A Common Stock)
8.1	Opinion of Baker Botts L.L.P. relating to tax matters (Equity Offering)
8.2	Opinion of Baker Botts L.L.P. relating to tax matters (Registered Direct Offering of Class A Common Stock)
99.1	Press release, dated February 10, 2015 (Private Placement of 2023 Notes)
99.2	Press release, dated February 10, 2015 (Registered Direct Offering of Class A Common Stock)
99.3	Press release, dated February 11, 2015 (Pricing of Registered Direct Offering of Class A Common Stock)
99.4	Press release, dated February 11, 2015 (Pricing of Equity Offering)